SECURITIES AND EXCHANGE COMMISSION

                             Washington D. C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2000




                            USFREIGHTWAYS CORPORATION

Delaware                        0-19791          36-3790696

(State of Incorporation)      (Commission      (IRS Employer
                               File Number)     Identification No.)



8550 West Bryn Mawr Avenue, Chicago Illinois                 60631
--------------------------------------------                 -----
(Address of principal executive offices)                   (Zip Code)


                          Registrant's telephone number

                       including area code: (773) 824-1000

                                 Not applicable

        (Former name of former address, if changed since the last report)

    The ExhibitIndex is located on Page 2. This Report contains 5 pages.

Item 5.  Other Events.

                  On June 6, 2000, USFreightways Corporation announced that Samuel K. Skinner has been elected President and Chief Executive Officer. On June 7, 2000, USFreightways Corporation announced that its Board of Directors authorized a stock repurchase program of up to 500,000 shares of its common stock.

Item 7.  Exhibits.

                  Exhibit 99        News Releases, dated June 6 and 7, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

          USFREIGHTWAYS CORPORATION


          By:   /s/Christopher L. Ellis
                _______________________
                   Christopher L. Ellis

                   Senior Vice President, Finance and Chief Financial Officer

Date:  June 9, 2000

                                 EXHIBIT 99

Page 1 of 2
                                                                  News Release

[GRAPHIC OMITTED]
FOR IMMEDIATE RELEASE                           FOR FURTHER INFORMATION CONTACT:
TUESDAY, JUNE 6, 2000                           CAM CARRUTH AT 773.824.2204

                      Sam Skinner Elected President and CEO

                          of USFreightways Corporation

     Chicago, IL, ...Cam Carruth, Chairman of USFreightways Corporation (NASDAQ:
USFC) announced today that the Board of Directors has elected Samuel K. Skinner to succeed him as President and Chief Executive Officer. Carruth, who has served as CEO since 1985, also indicated that he will continue as Chairman until December 31, 2000 - at which time Mr. Skinner will also become Chairman.

     Cam Carruth said, "We are indeed fortunate to have a man of Sam Skinner's caliber and experience to lead USFreightways in becoming a leader in domestic and global supply chain management. I look forward to working with Sam and to assist him in his new responsibilities."

     Mr. Skinner said, "Cam Carruth, through his outstanding leadership, has positioned the company to be the premier transportation and full-service logistics provider to businesses throughout the world." Mr. Skinner also said that he is excited about the opportunity to lead the company as it continues to provide outstanding service to its customers in the new exciting e-commerce environment.

     Mr. Skinner has enjoyed an outstanding legal and business career. He joined Hopkins & Sutter as Co-Chairman in 1998. Skinner served as Secretary of Transportation (1989-1991) and as Chief of Staff to President George Bush (1991-1992). As Secretary of Transportation, Mr. Skinner served as CEO of the Department of Transportation and developed and implemented President Bush's National Transportation Policy. He successfully led the effort to pass landmark aviation and surface transportation legislation. Mr. Skinner was also responsible for liberalizing U.S. international aviation policy through the enactment of the "Open Skies Policy."

     He also served as President of Commonwealth Edison Company from 1993 to 1998. It was under his tenure that the state's largest public utility company developed a multi-pronged strategy to deal with deregulation in the industry as well as a market focused approach to the changing nature of its energy generation, transmission and distribution businesses.

     Mr. Skinner will be located at the Company's Headquarters in Chicago and is expected to commence his new responsibilities early in July.

     USFreightways (NASDAQ: USFC) provides comprehensive supply chain management services, including high-value, regional less-than-truckload (LTL) transportation, logistics, domestic and international freight forwarding and premium regional and national truckload transportation. For more information, contact the Company at www.usfreightways.com.

                             EXHIBIT 99

Page 2 of 2
                                                               News Release

[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE                       FOR FURTHER INFORMATION CONTACT:
JUNE 7, 2000                                CHRIS ELLIS (773) 824-2205


                USFreightways Corporation Announces Stock Buyback

Chicago, Ill... USFreightways Corporation (NASDAQ: USFC) announced today that its Board of Directors has authorized the repurchase of up to 500,000 shares of its Common Stock, from time to time, commencing June 8th, in either public market or private transactions. The Company currently has approximately 26.7 million shares outstanding.

Cam Carruth, Chairman of USFreightways, said, "The repurchases may be made until the earlier of the purchase of all 500,000 shares as authorized, or December 31, 2000. Furthermore, the Company intends to make purchases only at such time and share prices as the Company deems to be favorable in relation to the Company's business prospects and financial condition."

USFreightways provides comprehensive supply chain management services, including high-value, regional less-than-truckload (LTL) transportation, logistics, domestic and international freight forwarding and premium regional and national truckload transportation. For more information, contact the Company at www.usfreightways.com.